UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2026

Aon plc

(Exact Name of Registrant as Specified in Charter)

Ireland	1-7933	98-1539969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 George’s Quay, Dublin 2, Ireland D02 VR98

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantee of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.35% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon plc’s 4.25% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.60% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.75% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.125% Senior Notes due 2027	AON27B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.150% Senior Notes due 2029	AON29	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.300% Senior Notes due 2031	AON31B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.450% Senior Notes due 2034	AON34	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.750% Senior Notes due 2054	AON54	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, Aon plc (the “Company”) announced that Edmund Reese will transition from his role as Executive Vice President and Chief Financial Officer of the Company effective August 17, 2026 (the “Transition Date”), to serve as a senior advisor to the Company from the Transition Date to August 16, 2027. The transition is pursuant to a Letter Agreement between Mr. Reese and Aon Corporation, a subsidiary of the Company, dated August 17, 2026, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Also on August 17, 2026, the Company announced that Nadin Virani, 49, would serve as interim Chief Financial Officer of the Company effective as of the Transition Date. Mr. Virani most recently served as Global Head of Corporate Planning and Analytics for the Company, a role he has held since January 2025. Mr. Virani joined Aon from Broadridge Financial Solutions (“Broadridge”), where he served as Head of Corporate Planning and Analytics since August 2022. Prior to joining Broadridge, Mr. Virani held a number of finance roles at American Express Company, most recently as Vice President and General Manager for the Delta Amex Co-Brand portfolio beginning in October 2018.

As interim Chief Financial Officer, Mr. Virani’s current annual base salary will be increased by $50,000 per month until the end of the month in which a permanent Chief Financial Officer assumes the role. Mr. Virani will be eligible to earn an additional cash bonus equal to the total additional base salary earned during his term as interim Chief Financial Officer, payable within 30 days following the end of such term. Mr. Virani will remain eligible for participation in the Company’s benefit plans generally available to employees of the Company.

* * * *

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated as of August 17, 2026, by and between Edmund Reese and Aon Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Darren Zeidel
Name:	Darren Zeidel
Title:	Executive Vice President, General Counsel and Company Secretary

Date: August 17, 2026